Exhibit 10.7

FORM OF PHANTOM STOCK AGREEMENT

THIS PHANTOM STOCK AGREEMENT (this “Agreement”) is made as of the effective date set forth on the attached notice of grant (the “Grant Notice”), between GROUP 1 AUTOMOTIVE, INC., a Delaware corporation (the “Company”), and the Director set forth on the Grant Notice (“Director”).
1.Award of Phantom Shares. Pursuant to the GROUP 1 AUTOMOTIVE, INC. 2014 LONG TERM INCENTIVE PLAN (the “Plan”), the Company hereby awards the number of phantom shares of the Company (the “Phantom Shares”) set forth in the Grant Notice to Director, subject to the terms and restrictions set forth herein. Director acknowledges receipt of a copy of the Plan, and agrees that this award of Phantom Shares shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. The Plan and the Grant Notice are incorporated herein by reference as a part of this Agreement. Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.
2.    Vesting and Forfeiture of Phantom Shares. (a) The Phantom Shares shall become vested in accordance with the schedule set forth on the Grant Notice, provided that Director has been a member of the Board continuously from the date of this Agreement through the applicable vesting date set forth on the Grant Notice. Notwithstanding the foregoing, all unvested Phantom Shares shall become fully vested on the date Director’s membership on the Board is terminated by reason of death, “Disability” (which shall mean that Director has become disabled within the meaning of section 409A(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations or administrative guidance issued thereunder) or Retirement. For purposes of this Agreement, “Retirement” shall mean Director’s resignation of his membership on the Board or Director’ failure to be re-elected as a member of the Board.
(a)    While a Phantom Share remains outstanding pursuant to this Agreement, an amount equivalent to the cash dividends paid with respect to a share of the Company’s common stock (“Common Stock”) during such period shall be held by the Company without interest until a share of Common Stock is deliverable to Director with respect to such Phantom Share or such Phantom Share is forfeited, and then such amount shall be paid to Director or forfeited, as the case may be.
(b)    In the event of the termination of Director’s membership on the Board for any reason other than death, Disability or Retirement, Director shall, for no consideration, forfeit to the Company all unvested Phantom Shares. In the event of a Corporate Change that constitutes a “change in control event” within the meaning of Section 409A, Director shall, for no consideration, forfeit all unvested Phantom Shares upon the consummation of such Corporate Change (after accounting for any accelerated vesting that may apply with respect to such Phantom Shares pursuant to the Plan).
3.    Delivery/Certificates. Upon termination of Director’s membership on the Board for any reason, the Company shall cause a certificate or certificates for shares of Common Stock to be

Exhibit 10.7

issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Director is a party) in the name of Director in cancellation for the Phantom Shares that are vested, if any, as of the date of such termination. Notwithstanding the foregoing, (i) issuance of Common Stock pursuant to the foregoing sentence shall be made upon Director’s “separation from service” within the meaning of Section 409A of the Code and may not be made prior to the first day such issuance would not be subject to the additional tax imposed by Section 409A of the Code and (ii) in the event of a Corporate Change that constitutes a “change in control event” within the meaning of Section 409A of the Code and that occurs prior to Director’s separation from service, the Company shall cause a certificate or certificates for shares of Common Stock to be issued without legend (except for any legend required pursuant to applicable securities laws or any other agreement to which Director is a party) in the name of Director in cancellation for the Phantom Shares that are vested, if any, as of immediately prior to such Corporate Change.
The Company, in its sole discretion, may elect to deliver certificates either in certificate form or electronically to a brokerage account established for Director’s benefit at a brokerage/financial institution selected by the Company. Director agrees to complete and sign any documents and take additional action that the Company may request to enable it to deliver the shares on Director’s behalf.
4.    Nontransferability of Phantom Shares. Director may not sell, transfer, pledge, exchange, hypothecate or dispose of the Phantom Shares. A breach of these terms of this Agreement shall cause a forfeiture of the Phantom Shares.
5.    Withholding of Tax. To the extent that the grant or vesting of the Phantom Shares, or the delivery of Common Stock with respect thereto, results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company such amount of money at such time as the Company may require to meet its obligation under applicable tax laws or regulations or make such other arrangements to satisfy such withholding obligation as the Company, in its sole discretion, may approve. In addition, the Company may withhold shares of Common Stock (valued at their fair market value on the date of withholding of such shares) otherwise to be delivered to Director to satisfy its withholding obligations.
6.    Status of Stock. Director agrees that the Common Stock that may be issued under this Agreement will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state, or the Company’s Code of Conduct. Director also agrees that (a) the certificates representing shares of Common Stock that may be issued under this Agreement may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (b) the Company may refuse to register the transfer of such shares of Common Stock on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (c) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of such shares of Common Stock.
7.    Board Membership. Nothing in the adoption of the Plan, nor the award of Phantom Shares thereunder pursuant to this Agreement, shall confer upon Director the right to continued

Exhibit 10.7

membership on the Board or limit in any way the right of the Board or the stockholders of the Company to terminate Director’s membership on the Board at any time. Any question as to whether and when there has been a termination of Director’s membership on the Board, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
8.    Entire Agreement; Amendment. This Agreement and the documents incorporated by reference herein replace and merge all previous agreements and discussions relating to the same or similar subject matters between Director and the Company and constitute the entire agreement between Director and the Company with respect to the subject matter of this Agreement. All prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the terms of this grant do not, in whole or in part, satisfy the requirements of Section 409A of the Code, the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or administrative guidance issued thereunder.
9.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.
10.    Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

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